Exhibit 99.1

True Religion Apparel Board of Directors Approves Quarterly Dividend

VERNON, CALIFORNIA – Dec. 12, 2012 – True Religion Apparel (NASDAQ: TRLG) announced that its Board of Directors has approved a quarterly dividend of 20 cents per share payable on December 27, 2012 to shareholders of record at the close of business on December 21, 2012.  This quarterly dividend was to be declared and paid in the first quarter of 2013, but was accelerated to the fourth quarter of 2012.

ABOUT TRUE RELIGION APPAREL

True Religion Apparel, Inc. is a growing, design-based jeans and jeans-related sportswear brand. The Company designs, manufactures and markets True Religion Apparel products, including its premium True Religion Brand Jeans. Its expanding product line, which includes high-quality, distinctive styling and fit in denim, sportswear, and licensed products, may be found in the Company's branded retail and outlet stores as well as contemporary department stores and boutiques in 50 countries on six continents. As of September 30, 2012, the Company owned and operated 119 retail stores in the United States and 28 international stores. For more information, please visit www.truereligionbrandjeans.com.

True Religion Apparel, Inc.

INVESTOR CONTACT:

Pete Collins, Chief Financial Officer
(323) 266-3072
or
Investor Relations
Jean Fontana/ Joseph Teklits
ICR, Inc.
(646) 277-1214

MEDIA CONTACT:

Kelly Sullivan/Matt Sherman
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449